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                                                                    EXHIBIT 23.3

                              CONSENT OF ATTORNEYS


    We consent to the references to our firm under the heading "LEGAL MATTERS" in the Prospectus, and to the reference to our opinion in the Post-Effective Amendment No. 2 to the Registration Statement and related Prospectus of IDS Managed Futures, L.P. (the "PARTNERSHIP") for the registration of $50,000,000 of limited partnership interests. We also consent to the inclusion in the Post-Effective Amendment No. 2 to the Registration Statement of our opinion as to the tax consequences of an investment in the Partnership (filed as Exhibit 8.1) and also to the inclusion of our opinion as to the legality of the Partnership's securities (filed as Exhibit 5.1).


                                          CHAPMAN AND CUTLER


March 27, 1997
Chicago, Illinois